                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                    Exhibit 10.9

                 FOURTH AMENDMENT TO COLLABORATIVE RESEARCH AND
                DEVELOPMENT AGREEMENT DATED 1ST SEPTEMBER, 1995

This Amendment ("Amendment") dated February 27, 2001, is entered into by and between:

E. I. du Pont de Nemours and Company, a corporation organized under the laws of the State of Delaware and having its principal place of business at 1007 Market Street, Wilmington, DE 19898 ("DuPont")

And

Genencor International, Inc., a corporation organized under the laws of the State of Delaware and having its principal place of business at 925 Page Mill Road, Palo Alto, CA 94304 ("Genencor")

Whereas:

A. DuPont and Genencor entered into a Collaborative Research and Development Agreement dated 1st September, 1995 ("the Agreement");

B. DuPont and Genencor have amended the Agreement pursuant to letter agreements dated 23rd July, 1997 (the "First Letter Amendment"), 31st March, 1998 (the "Second Letter Amendment"), and 19th February, 1999 (the "Third Letter Amendment") together referred to hereafter as the "Letter Agreements"; and

C. DuPont and Genencor wish further to amend the Agreement as set out herein.

NOW THEREFORE, DuPont and Genencor enter into this Fourth Amendment and agree as follows:

1. Unless otherwise indicated to the contrary all capitalized terms shall bear the meaning assigned to them in the Agreement as amended by the Letter Agreements.

2. The provision of the Agreement relating to the GEN III technical milestone (Section 3.3 as amended by the Second Letter Amendment) shall remain in full force and effect through [...***...]. If the Steering Committee determines that no organism meeting the GEN III technical milestones has been developed by that date, there will be no payment for the GEN III Milestone.

3. The term of the Agreement shall be extended and the Agreement shall terminate (unless terminated sooner as provided in the Agreement) on 31st December, 2001 (the earliest of any such dates being referred to as the "Termination Date").

                                               *CONFIDENTIAL TREATMENT REQUESTED

4. The provisions of the Agreement relating to the pre-commercial milestone (Section 4.1 as amended), shall be amended to read:

         4.1 "PRE-COMMERCIAL MILESTONE. DuPont will pay Genencor a non-refundable, lump sum payment of [...***...] upon the cumulative Bioprocess production of [...***...] of Compound X made under a Tier I or II exemption, as defined by Toxic Substances Control Act, relating to the use of intergeneric recombinant microorganisms during the Pre-Commercial Phase, regardless of whether the so-produced Compound X are made by DuPont, or for DuPont by a toll manufacturer, or by Genencor.

5. Article 4 of the Agreement shall be amended by adding the following Paragraph 4.2A

         4.2A
                  (i) In the event that the Bioprocess is commercialized to the extent that it is operating under a Tier I or II exemption, as defined by Toxic Substances Control Act, relating to the use of intergeneric recombinant microorganisms, based on an organism developed during the term of this Agreement (as extended) but the CCOM, measured in accordance with Sections 4.3 and 4.4, is greater than [...***...], and the technical milestones set out in Table IIIB are accomplished, DuPont shall pay to Genencor the relevant milestone payment set out in Table IIIB. The relevant technical milestones shall be deemed to have been accomplished when all [...***...] parameters have been achieved at a scale of [...***...]or larger in at least [...***...] batches. At its discretion the Steering Committee may deem [...***...] consecutive successful batches as meeting the relevant milestone.

                  (ii) In the event that CCOM, measured in accordance with Sections 4.3 and 4.4, is [...***...] or less, the provisions of Section 4.2 shall apply and any milestone payment shall be based upon Table IIIA.

6.       Section 4.4 of the Agreement shall be amended to read:

         4.4 CCOM CALCULATION. The amount of the bonus Commercial Milestone payment and applicable Royalty rate are determined by the [...***...] calculation of the CCOM of Compound X in a commercial scale manufacturing plant in accordance with
                  Article IV and Table IIIA herein and the following equation for calculating CCOM:

                  CCOM = [...***...]

                  [...***...]

                  [...***...]

                  [...***...]

                  [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                  (e) Each By-Product has an economic value depending on whether it is sold, recycled, or disposed of upon removal from Bioprocess. The actual costs and credit for the disposition of By-Products shall be calculated for use in determining CCOM of Compound X;

                  (f) The CCOM arrived at under the operation of Section 4.4 is solely for the purpose of determining a [...***...] Commercial Milestone payment and Commercial Royalties due to Genencor (subject to adjustment pursuant to Section 6.5 as amended). Choice of actual manufacturing processes and disposition methods of By-Products are solely the responsibility of DuPont.

7.       Table III shall be replaced by the following:

                                   TABLE IIIA

   CCOM IN COMMERCIAL SCALE MFG. PLANT              BONUS MILESTONE PAYMENT
   -----------------------------------              -----------------------
               [...***...]                                 [...***...]

  For CCOMs in between the stated rates, the bonus milestone payment to Genencor will be interpolated

                                   TABLE IIIB

       [...***...]


8.       Section 6.5 of the Agreement shall be amended to read:

         ROYALTY PAYMENT: Subject to the end of year adjustment as provided below, Commercial Royalties shall be calculated based upon the original CCOM determined in accordance with Article IV hereof, as adjusted annually based upon [...***...] for the current royalty year and shall be paid monthly within sixty (60) days after the last day of each month, for a period of [...***...] from the beginning of the Commercial Phase or [...***...] from the Effective Date of the Agreement, whichever period is [...***...]. At the end of each year when the [...***...] for the relevant year is known, the parties shall recalculate the CCOM for such year based on the [...***...] compared to the [...***...] for the relevant year and from such recalculated CCOM the parties shall determine the final sum for the Commercial Royalty due to Genencor for the relevant year. In the event that the final sum for the Commercial Royalty is less than the payments made during the relevant royalty year, DuPont shall pay to Genencor the amount of such shortfall with the first royalty payment of the following year. In the event that the final sum for the Commercial Royalty exceeds the payments made during the relevant royalty year, such excess shall be credited against the first royalty payment due from DuPont to Genencor in the following year.

9. R&D EXPENSES: Notwithstanding the provisions of Section 2.3 of the Agreement (as amended pursuant to the Third Letter Agreement), DuPont and Genencor agree that as of

                                               *CONFIDENTIAL TREATMENT REQUESTED


         1st March, 2001 and for the remaining term of the Agreement as extended by this Fourth Amendment, DuPont shall pay Genencor for R&D expenses for work on the R&D Program at the rate of [...***...] per each of the full time Scientific Personnel assigned to the R&D Program. The rate set for Scientific Personnel includes the cost of Support Personnel and overhead. It is anticipated that the level of staffing prior to the effective date of the extension shall be [...***...] full time Scientific Personnel. Furthermore it is anticipated that the level of staffing during the first three months of the extension (March 1, 2001
         - May 31, 2001) shall be between [...***...] full time Scientific Personnel, although the actual number shall remain under the direction and adjustment of the Steering Committee.

10. In the event that DuPont forms a [...***...] with [...***...] or any of its subsidiaries or affiliates for commercialization of Compound X, the parties agree to encourage the [...***...] and Genencor to enter into discussions with regard to the possibility of Genencor entering into an agreement with such [...***...] for further development of the Bioprocess efficiency.

11. Section 1.9 of the Agreement (as amended pursuant to the Third Letter Amendment) shall be further amended to read:

         "Compound X" shall mean [...***...] and 1,3-propanediol and derivatives of 1,3 propanediol. For the purposes of calculating the R&D-Based Milestones under Article 3, CCOM and Pre-commercial and commercial Milestone payments of Article 4, the Royalty Payments to GENENCOR under
         Article 6, and for calculations under 10.6-10.7 of Article 10, "Compound X" shall mean [...***...].

12. The first sentence of Section 2.1 of the Agreement shall be amended to read:

         Each Party will appoint two of its employees to serve on the Steering Committee.

13. The first sentence of Section 1.8 of the Agreement shall be amended to read:

         DuPont will determine Commercial Specification for Compound X after review and comment by Genencor.

14.      Section 1.19 shall be amended to read:

         "Pre-Commercial Phase" shall mean the period starting with the first Bioprocess production of Compound X operated under a Tier I or II exemption, as defined by Toxic Substances Control Act, relating to the use of intergeneric recombinant microorganisms up to the cumulative Bioprocess production of [...***...] of Compound X made under said exemption.

15. Consistent with the Third Letter Amendment the parties hereby agree that [...***...] Genencor, shall remain a consultant to DuPont for the purpose of enhancing the successful commercialization of 1,3 propanediol produced by the Bioprocess. The parties will execute a separate confidentiality agreement as necessary to implement such consultancy.

                                               *CONFIDENTIAL TREATMENT REQUESTED


16. All other provisions of the Agreement, as amended by the Letter Agreements, not specifically amended as set out herein, shall remain in full force and effect.


[REST OF PAGE INTENTIONALLY LEFT BLANK]

                                               *CONFIDENTIAL TREATMENT REQUESTED


IN WITNESS WHEREOF, the Parties hereto have executed this Amendment

GENENCOR INTERNATIONAL, INC.                 E.I. DU PONT DE NEMOURS AND COMPANY


BY:  /s/  Thomas J. Pekich                   By:  /s/ (signature illegible)
     ------------------------------------         ------------------------------
        Thomas J. Pekich
TITLE:  Group Vice President                          TITLE: Business Director
        Industrial Chemicals                                 Bio-Based Materials
DATE:   Feb. 27, 2001                                 DATE:  2/27/01